Perrigo Reports Record Quarterly Revenue and Adjusted Earnings and Raises Full Year Adjusted EPS Guidance

-- Fiscal first quarter revenue from continuing operations increased $84 million, or 13%, to a record $725 million

-- Fiscal first quarter adjusted income from continuing operations increased 27% to a record $103 million, or $1.10 per diluted share

-- Fiscal first quarter GAAP income from continuing operations decreased 4% to $70 million, or $0.75 per diluted share, which includes acquisition-related charges of $0.21 per diluted share

-- Rx segment revenue grew 84%, with adjusted operating income of $61 million and reported operating income of $27 million

-- Management raises full-year fiscal 2012 adjusted diluted earnings from continuing operations guidance to be in a range of $4.65 to $4.80 per share, an increase of 16% to 20% compared to fiscal 2011 adjusted diluted EPS

ALLEGAN, Mich., Oct. 27, 2011 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE: PRGO) today announced results for its first quarter ended September 24, 2011.

Perrigo's Chairman and CEO Joseph C. Papa commented, "We have started fiscal 2012 well, delivering record revenue and adjusted earnings for the quarter. Our Rx segment continued its excellent performance, which was driven by the acquisition of Paddock Labs, new product sales and strong organic Rx results, combined with our continued focus on quality and R&D. Store brand OTC market share continued to grow. We believe our value proposition will continue to resonate well with consumers."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Cash Flows.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)

	Fiscal 2012	Fiscal 2011
	First Quarter Ended	First Quarter Ended
	9/24/2011	9/25/2010

Net Sales	$725,295	$641,322
Reported Income	$70,458	$73,678
Adjusted Income	$103,320	$81,350
Reported Diluted EPS	$0.75	$0.79
Adjusted Diluted EPS	$1.10	$0.87
Diluted Shares	93,953	93,269

First Quarter Results

Net sales from continuing operations for the first quarter of fiscal 2012 were $725 million, an increase of 13% over the first quarter of fiscal 2011. Excluding charges as outlined in Table I at the end of this release, first quarter fiscal 2012 adjusted income from continuing operations was $103 million, or $1.10 per share, an increase of 27% from first quarter fiscal 2011. Reported income from continuing operations was $70 million, or $0.75 per share, down 4% from $74 million, or $0.79 per share, a year ago. This decrease was primarily the result of $0.21 per diluted share of acquisition-related costs.

Consumer Healthcare

Consumer Healthcare segment net sales in the first quarter were $412 million compared with $396 million in the first quarter last year, an increase of $16 million or 4%. The improvement was due primarily to an increase in sales of existing products of $9 million, primarily in the cough/cold and smoking cessation categories, along with new product sales of $15 million, primarily in the cough/cold and analgesics categories. In addition, net sales increased by $3 million due to favorable changes in foreign currency exchange rates. These combined increases were partially offset by a decline of $12 million in sales of existing products within the gastrointestinal product category driven by competitive pressures on a key product. First quarter gross profit for fiscal 2012 increased 1%, or $1 million, compared to fiscal 2011. Adjusted gross margin decreased 90 basis points in the first quarter of fiscal 2012 compared to fiscal 2011 due primarily to increased competitive pressures within the gastrointestinal product category.

Reported operating income was $64 million, compared to $71 million a year ago, largely as a result of increased competitive pressures within the gastrointestinal product category. On an adjusted basis, operating income was $67 million compared to $73 million in fiscal 2011. Adjusted operating margin decreased 230 basis points year-over-year for the quarter due to higher research and development (R&D) as a result of higher Paragraph IV litigation expenses, increased spending on developmental materials and increased administrative expenses and selling and marketing investments in Australia.

On July 21, 2011, the Company announced that it received approval from the U.S. Food and Drug Administration (FDA) to market over-the-counter (OTC) coated nicotine polacrilex gum USP, 2 mg and 4 mg cinnamon flavor.

Nutritionals

The Nutritionals segment reported first quarter net sales of $120 million, compared with $123 million a year ago. The decrease in sales was primarily the result of a decline in existing product sales in the vitamin, minerals and dietary supplements (VMS) category driven by increased competition. Adjusted operating income was approximately $19 million compared to $24 million last year resulting from infant nutrition product mix, an increase in R&D due to the timing of clinical trials and a rise in infant nutrition commodities costs.

Last week, the Company announced that it entered into a supply agreement with the Founder Group (Founder Pharma), a Beijing based conglomerate. The Company will supply Founder Pharma branded infant formula, manufactured in its U.S. facilities, for sale and distribution by Founder Pharma in China.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment first quarter net sales were $128 million compared with $69 million a year ago, an increase of 84%. The increase in revenue was due primarily to sales of $39 million from the first quarter fiscal 2012 acquisition of Paddock Labs, new product sales of over $5 million and a lower degree of pricing pressures as compared to the prior year. Adjusted operating income was $61 million, an increase of $41 million from last year.

On July 26, 2011, the Company announced that it closed the acquisition of Paddock Labs for approximately $547 million in cash.

On August 30, 2011, the Company announced that it received final approval from the FDA for its Abbreviated New Drug Application (ANDA) for Ketoconazole Foam, 2%. The Company commenced shipping of the product and was first to file, enabling 180 days of marketing exclusivity.

API

The API segment reported first quarter net sales of $48 million compared with $37 million a year ago. This increase was due primarily to a $5 million increase in sales of existing products and new product sales of $3 million, along with $2 million resulting from favorable changes in foreign currency exchange rates.

Adjusted operating income grew to $15 million, or 31.7% of net sales, compared to $11 million, or 28.9% of net sales, a year ago.

Other

Continuing operations for the Other category reported first quarter net sales of $18 million, compared with $16 million a year ago. This increase was due primarily to new product sales of $1 million, along with $1 million as a result of favorable changes in foreign currency exchange rates. Adjusted operating income was approximately $1 million, representing a decrease in adjusted operating margin of 290 basis points from last year due to product mix.

Guidance

Chairman and CEO Joseph C. Papa concluded, "The strength of our diversified business model was evident this quarter, and as we look forward to the rest of fiscal 2012, we expect this to continue. We now expect reported fiscal 2012 earnings from continuing operations to be between $3.92 and $4.07 per share. Excluding the charges outlined in Table III at the end of this release, we now expect fiscal 2012 adjusted diluted earnings from continuing operations to be between $4.65 and $4.80 per share, up from our previously announced guidance of between $4.50 $4.65 per share. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 16% to 20% over fiscal 2011 adjusted EPS. Additionally, the realization of an $0.08 tax benefit in the first quarter due to the closing of various tax audit resolutions and statutory expiries allows us to adjust our expected tax rate for the full-year to be in a range of 27% to 29% from our previous range of 29% to 31%."

Perrigo will host a conference call to discuss fiscal 2012 first quarter at 10:00 a.m. (ET) on Thursday, October 27, 2011. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737, and reference ID# 16311573. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Thursday, October 27, 2011, until midnight Friday, November 4, 2011. To listen to the replay, call 855-859-2056, International 404-537-3406, access code 16311573.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products and infant formulas, both for the store brand market. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 25, 2011, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	First Quarter
	2012	2011
Cash Flows (For) From Operating Activities
Net income	$70,458	$74,375
Adjustments to derive cash flows
Gain on sale of pipeline research and development projects	(3,500)	-
Depreciation and amortization	34,720	23,436
Share-based compensation	3,935	3,682
Income tax benefit from exercise of stock options	2,125	1,941
Excess tax benefit of stock transactions	(10,578)	(9,465)
Deferred income taxes	(3,084)	(59,069)
Subtotal	94,076	34,900

Changes in operating assets and liabilities, net of business acquisition
Accounts receivable	8,581	(58,401)
Inventories	(7,156)	(3,559)
Accounts payable	(47,249)	(9,636)
Payroll and related taxes	(10,681)	(21,191)
Accrued customer programs	(5,708)	11,201
Accrued liabilities	17,678	(12,899)
Accrued income taxes	(878)	49,152
Other	5,484	4,271
Subtotal	(39,929)	(41,062)
Net cash from (for) operating activities	54,147	(6,162)

Cash Flows (For) From Investing Activities
Acquisitions of businesses, net of cash acquired	(547,052)	1,998
Proceeds from sale of intangible assets and pipeline R&D projects	10,500	-
Additions to property and equipment	(18,953)	(9,194)
Other	(250)	-
Net cash for investing activities	(555,755)	(7,196)

Cash Flows (For) From Financing Activities
Borrowings (repayments) of short-term debt, net	980	(7,476)
Net borrowings under accounts receivable securitization program	55,000	63,000
Borrowings of long-term debt	250,787	-
Repayments of long-term debt	-	(95,000)
Deferred financing fees	(2,468)	-
Excess tax benefit of stock transactions	10,578	9,465
Issuance of common stock	5,884	3,987
Repurchase of common stock	(7,899)	(8,168)
Cash dividends	(6,535)	(5,780)
Net cash from (for) financing activities	306,327	(39,972)

Effect of exchange rate changes on cash	1,792	(337)
Net decrease in cash and cash equivalents	(193,489)	(53,667)

Cash and cash equivalents of continuing operations, beginning of period	310,104	109,765
Cash balance of discontinued operations, beginning of period	-	-
Cash and cash equivalents, end of period	116,615	56,098
Less cash balance of discontinued operations, end of period	-	-
Cash and cash equivalents of continuing operations, end of period	$116,615	$56,098

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$3,240	$6,343
Interest received	$1,127	$1,977
Income taxes paid	$9,151	$29,856
Income taxes refunded	$768	$893

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	First Quarter
	2012	2011

Net sales	$725,295	$641,322
Cost of sales	497,716	427,368
Gross profit	227,579	213,954

Operating expenses
Distribution	10,264	8,333
Research and development	19,638	17,727
Selling and administration	96,125	76,127
Total	126,027	102,187

Operating income	101,552	111,767
Interest, net	12,570	10,087
Other expense (income), net	229	(559)

Income from continuing operations before income taxes	88,753	102,239
Income tax expense	18,295	28,561
Income from continuing operations	70,458	73,678
Income from discontinued operations, net of tax	-	697
Net income	$70,458	$74,375

Earnings per share (1)
Basic
Continuing operations	$0.76	$0.80
Discontinued operations	-	0.01
Basic earnings per share	$0.76	$0.81
Diluted
Continuing operations	$0.75	$0.79
Discontinued operations	-	0.01
Diluted earnings per share	$0.75	$0.80

Weighted average shares outstanding
Basic	92,900	91,824
Diluted	93,953	93,269
Dividends declared per share	$0.0700	$0.0625

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 24, 2011	June 25, 2011	September 25, 2010
Assets
Current assets
Cash and cash equivalents	$116,615	$310,104	$56,098
Investment securities	-	-	560
Accounts receivable, net	521,263	477,851	417,870
Inventories	563,257	505,576	461,244
Current deferred income taxes	50,276	30,474	30,753
Income taxes refundable	8,891	370	1,771
Prepaid expenses and other current assets	38,789	50,350	42,082
Current assets of discontinued operations	-	2,568	6,615
Total current assets	1,299,091	1,377,293	1,016,993

Property and equipment	1,037,270	1,005,798	906,100
Less accumulated depreciation	(504,389)	(498,490)	(454,490)
	532,881	507,308	451,610

Goodwill and other indefinite-lived intangible assets	812,924	644,902	635,189
Other intangible assets, net	771,677	567,573	583,226
Non-current deferred income taxes	13,479	10,531	12,707
Other non-current assets	84,035	81,614	72,031
	$3,514,087	$3,189,221	$2,771,756

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$303,549	$343,278	$261,959
Short-term debt	3,750	2,770	64,524
Payroll and related taxes	72,106	81,455	58,568
Accrued customer programs	112,592	91,374	78,845
Accrued liabilities	83,374	57,514	65,515
Accrued income taxes	6,677	10,551	37,148
Current portion of long-term debt	40,000	15,000	-
Current liabilities of discontinued operations	-	4,093	4,206
Total current liabilities	622,048	606,035	570,765

Non-current liabilities
Long-term debt, less current portion	1,155,787	875,000	840,000
Non-current deferred income taxes	9,604	10,601	17,000
Other non-current liabilities	182,207	166,598	139,200
Total non-current liabilities	1,347,598	1,052,199	996,200

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	478,035	467,661	435,482
Accumulated other comprehensive income	66,277	127,050	78,418
Retained earnings	998,256	934,333	689,035
	1,542,568	1,529,044	1,202,935
Noncontrolling interest	1,873	1,943	1,856
Total shareholders' equity	1,544,441	1,530,987	1,204,791
	$3,514,087	$3,189,221	$2,771,756

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$9,617	$7,837	$8,128
Working capital	$677,043	$772,783	$443,819
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	93,189	92,778	92,205

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 725,295	$ -		$ 725,295	$ 641,322	$ -		$ 641,322	13%	13%
Cost of sales	497,716	42,362	(a,b)	455,354	427,368	7,174	(a)	420,194	16%	8%
Gross profit	227,579	42,362		269,941	213,954	7,174		221,128	6%	22%

Operating expenses
Distribution	10,264	-		10,264	8,333	-		8,333	23%	23%
Research and development	19,638	(3,500)	(c)	23,138	17,727	-		17,727	11%	31%
Selling and administration	96,125	13,620	(a,d)	82,505	76,127	4,113	(a)	72,014	26%	15%
Total	126,027	10,120		115,907	102,187	4,113		98,074

Operating income	101,552	52,482		154,034	111,767	11,287		123,054	-9%	25%
Interest, net	12,570	-		12,570	10,087	-		10,087	25%	25%
Other expense (income), net	229	-		229	(559)	-		(559)	-	-
Income from continuing operations before income taxes	88,753	52,482		141,235	102,239	11,287		113,526	-13%	24%
Income tax expense	18,295	19,620	(e)	37,915	28,561	3,615	(e)	32,176	-36%	18%
Income from continuing operations	$ 70,458	$ 32,862		$ 103,320	$ 73,678	$ 7,672		$ 81,350	-4%	27%

Diluted earnings per share from continuing operations	$ 0.75			$ 1.10	$ 0.79			$ 0.87	-5%	26%

Diluted weighted average shares outstanding	93,953			93,953	93,269			93,269

Selected ratios as a percentage of net sales
Gross profit	31.4%			37.2%	33.4%			34.5%
Operating expenses	17.4%			16.0%	15.9%			15.3%
Operating income	14.0%			21.2%	17.4%			19.2%

(a) Deal-related amortization
(b) Inventory step-up of $27,179
(c) Proceeds from sale of pipeline research and development projects
(d) Acquisition-related costs of $8,782
(e) Total tax effect for non-GAAP pre-tax adjustments

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
Consumer Healthcare	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 411,681	$ -		$ 411,681	$ 396,104	$ -		$ 396,104	4%	4%
Cost of sales	285,107	1,022	(a)	284,085	270,512	802	(a)	269,710	5%	5%
Gross profit	126,574	1,022		127,596	125,592	802		126,394	1%	1%
Operating expenses	62,091	1,222	(a)	60,869	54,273	1,312	(a)	52,961	14%	15%
Operating income	$ 64,483	$ 2,244		$ 66,727	$ 71,319	$ 2,114		$ 73,433	-10%	-9%

Selected ratios as a percentage of net sales
Gross profit	30.7%			31.0%	31.7%			31.9%
Operating expenses	15.1%			14.8%	13.7%			13.4%
Operating income	15.7%			16.2%	18.0%			18.5%

	Three Months Ended
Nutritionals	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 119,861	$ -		$ 119,861	$ 122,684	$ -		$ 122,684	-2%	-2%
Cost of sales	89,238	5,850	(a)	83,388	84,294	3,000	(a)	81,294	6%	3%
Gross profit	30,623	5,850		36,473	38,390	3,000		41,390	-20%	-12%
Operating expenses	21,558	3,615	(a)	17,943	20,311	2,801	(a)	17,510	6%	2%
Operating income	$ 9,065	$ 9,465		$ 18,530	$ 18,079	$ 5,801		$ 23,880	-50%	-22%

Selected ratios as a percentage of net sales
Gross profit	25.5%			30.4%	31.3%			33.7%
Operating expenses	18.0%			15.0%	16.6%			14.3%
Operating income	7.6%			15.5%	14.7%			19.5%

	Three Months Ended
Rx Pharmaceuticals	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 127,627	$ -		$ 127,627	$ 69,333	$ -		$ 69,333	84%	84%
Cost of sales	84,791	34,532	(a,b)	50,259	41,561	2,459	(a)	39,102	104%	29%
Gross profit	42,836	34,532		77,368	27,772	2,459		30,231	54%	156%
Operating expenses	15,993	(344)	(c,d)	16,337	10,017	-		10,017	60%	63%
Operating income	$ 26,843	$ 34,188		$ 61,031	$ 17,755	$ 2,459		$ 20,214	51%	202%

Selected ratios as a percentage of net sales
Gross profit	33.6%			60.6%	40.1%			43.6%
Operating expenses	12.5%			12.8%	14.4%			14.4%
Operating income	21.0%			47.8%	25.6%			29.2%

(a) Deal-related amortization
(b) Inventory step-up of $27,179
(c) Proceeds of $3,500 from sale of pipeline research and development projects
(d) Acquisition-related costs of $3,156

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
API	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 47,644	$ -		$ 47,644	$ 37,361	$ -		$ 37,361	28%	28%
Cost of sales	25,791	521	(a)	25,270	20,580	492	(a)	20,088	25%	26%
Gross profit	21,853	521		22,374	16,781	492		17,273	30%	30%
Operating expenses	7,275	-		7,275	6,458	-		6,458	13%	13%
Operating income	$ 14,578	$ 521		$ 15,099	$ 10,323	$ 492		$ 10,815	41%	40%

Selected ratios as a percentage of net sales
Gross profit	45.9%			47.0%	44.9%			46.2%
Operating expenses	15.3%			15.3%	17.3%			17.3%
Operating income	30.6%			31.7%	27.6%			28.9%

	Three Months Ended
Other	September 24, 2011				September 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 18,482	$ -		$ 18,482	$ 15,840	$ -		$ 15,840	17%	17%
Cost of sales	12,789	437	(a)	12,352	10,421	421	(a)	10,000	23%	24%
Gross profit	5,693	437		6,130	5,419	421		5,840	5%	5%
Operating expenses	5,247	-		5,247	4,614	-		4,614	14%	14%
Operating income	$ 446	$ 437		$ 883	$ 805	$ 421		$ 1,226	-45%	-28%

Selected ratios as a percentage of net sales
Gross profit	30.8%			33.2%	34.2%			36.9%
Operating expenses	28.4%			28.4%	29.1%			29.1%
Operating income	2.4%			4.8%	5.1%			7.7%

(a) Deal-related amortization
(b) Inventory step-up of $27,179
(c) Proceeds of $3,500 from sale of pipeline research and development projects
(d) Acquisition-related costs of $3,156

Table III
PERRIGO COMPANY
FY 2012 GUIDANCE AND FY 2011 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2012 Guidance*
FY12 reported diluted EPS from continuing operations range	$3.92 - $4.07
Deal-related amortization (1)	0.52
Charge associated with inventory step-up	0.18
Charges associated with acquisition-related costs	0.06
Earnings associated with sale of pipeline R&D projects	(0.03)
FY12 adjusted diluted EPS from continuing operations range	$4.65 - $4.80

Fiscal 2011*
FY11 reported diluted EPS from continuing operations	$3.64
Deal-related amortization (1)	0.34
Charges associated with acquisition-related costs	0.02
Charges associated with restructuring	0.01
FY11 adjusted diluted EPS from continuing operations	$4.01

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com; Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com